-------------------------------------------------------------------------------

MORGAN STANLEY DEAN WITTER FUNDS
-------------------------------------------------------------------------------

     OFFERS TWO NEW WAYS TO VOTE YOUR PROXY
     24 HOURS A DAY, 7 DAYS A WEEK

     You can now vote your proxy in a matter of minutes with the ease and convenience of the Internet or the telephone. You may still vote by mail. But remember, if you are voting by Internet or telephone, do not mail the proxy.

     TO VOTE BY INTERNET:

     1. Read the enclosed Proxy Statement and have your Proxy Card available.
     2. Go to the "Proxy Voting" link on www.msdwt.com or to website www.proxyvote.com.
     3. Enter the 12-digit Control Number found on your Proxy Card.
     4. Follow the simple instructions.

     TO VOTE BY TELEPHONE:

     1. Read the enclosed Proxy Statement and have your Proxy Card available.
     2. Call toll-free 1-800-690-6903.
     3. Enter the 12-digit Control Number found on your Proxy Card.
     4. Follow the simple recorded instructions.

                                                  Your Proxy Vote is Important!
                                           Thank You for Submitting Your Proxy.

-------------------------------------------------------------------------------